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                                                                  EXHIBIT 10.21



                        AGREEMENT REGARDING POST-CLOSING CONDUCT


            THIS AGREEMENT, dated as of _________, 1998, is by and between the United States Department of the Treasury ("Treasury") on behalf of the United States Government, the United States Enrichment Corporation ("USEC"), a federally chartered corporation, the outstanding capital stock of which is held by the Secretary of the Treasury, on behalf of the United States Government, United States Enrichment Corporation, a Delaware corporation ("USEC Delaware"), USEC Inc., a Delaware corporation ("USEC Inc."), and USEC Services Corporation, a Delaware corporation ("USEC Services") (USEC Delaware, USEC Inc. and USEC Services collectively, the "USEC Companies" and each a "USEC Company"). References herein to USEC shall be references solely to the corporation itself and not to the United States Government or any other agencies or instrumentalities thereof.

            WHEREAS, pursuant to the Atomic Energy Act of 1954, as amended by the Energy Policy Act of 1992 (Pub. L. No. 102-486, 106 Stat. 2776) (the "Energy Policy Act"), and the USEC Privatization Act, as enacted in the Omnibus Consolidated Rescissions and Appropriations Act of 1996 (Pub. L. No. 104-134, 110 Stat. 1321, 1321-335) (the "Privatization Act") (collectively, the "Privatization Legislation"), the Board of Directors of USEC (the "Board") has determined that the transfer of ownership of the assets and obligations of USEC to a private corporation and the transfer of the interest of the United States in USEC to the private sector by means of an initial public offering (the "Offering") will satisfy the conditions precedent to privatization established by the Privatization Legislation, and the Secretary of the Treasury has approved such determination; and

            WHEREAS, in connection with the Offering, it is contemplated that
(i) USEC will be merged into USEC Delaware, with USEC Delaware as the surviving corporation, pursuant to a merger agreement (the "USEC Merger Agreement"); (ii) each outstanding share of the common stock of USEC will be converted into shares of the common stock of USEC Delaware; (iii) all of the outstanding shares of capital stock of USEC Delaware will be sold to certain underwriters (the "Underwriters") to be named in an underwriting agreement among Treasury, USEC, USEC Inc., USEC Delaware and the Underwriters (the "Underwriting Agreement"), at the time and on the date specified in the Underwriting Agreement (the "Closing"); (iv) USEC Delaware will be merged with a wholly owned subsidiary of USEC Inc. formed solely for the purpose of such merger, with USEC Delaware as the surviving corporation, pursuant to a merger agreement (the "USEC Delaware Merger Agreement"); (v) each outstanding share of the common stock of USEC Delaware will be converted into shares of the common stock of USEC Inc.; and (vi) the shares of common stock of USEC Inc. will be offered to the public by the Underwriters; and

            WHEREAS, the USEC Companies desire to enter into a contractually binding commitment to operate until at least January 1, 2005 the two gaseous diffusion plants leased to

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the USEC Companies by the Department of Energy (each a "Plant" and collectively the "Plants") (subject to the terms and conditions specified in this Agreement) and to undertake any workforce reductions at the Plants during the first two years after the date of this Agreement in the manner described in this Agreement; and

            WHEREAS, Treasury, USEC and the USEC Companies desire to set forth certain additional agreements among themselves relating to the Offering;

            NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and as one of the inducements for the Secretary of the Treasury to approve the decision of the Board to privatize USEC by means of the Offering, the parties hereto hereby agree as follows:

            1.          Post-Closing Conduct.

                        (a) USEC and the USEC Companies acknowledge that certain obligations are imposed upon USEC and the USEC Companies under the Privatization Legislation. USEC and the USEC Companies shall abide by and comply with the Privatization Legislation, including without limitation,
Section 3111(b) of the Privatization Act.

                        (b) From and after the Closing until the third anniversary of the Closing, the USEC Companies shall not sell, assign, transfer or otherwise dispose of, in a single transaction or a series of related transactions, all or substantially all of the uranium enrichment assets and properties or uranium enrichment operations of the USEC Companies, other than to USEC Inc. or an entity that is directly or indirectly wholly owned by USEC Inc.

                        (c) USEC and the USEC Companies acknowledge that the provisions of the Privatization Act provide that the Board, with the approval of the Secretary of the Treasury, shall transfer the interest of the United States in USEC to the private sector in a manner that provides for the continuation of the operation of the Plants. Accordingly, from and after the Closing until at least January 1, 2005, the USEC Companies shall continue Operation of both of the Plants; provided, however, that this paragraph shall not restrict the termination by the USEC Companies of the Operation of a Plant if a Significant Event has occurred with respect to such Plant. For the purpose of this paragraph, (i) "Operation" shall mean the use of the Plants for the provision of enrichment services, at a level reasonably determined appropriate by the USEC Companies, and (ii) a "Significant Event" shall mean: (u) any event beyond the reasonable control of the USEC Companies including, but not limited to, fires, floods, acts of God, transportation delays, acts or failures to act of government authorities or third parties, or inability to secure labor, materials, equipment or utilities that prevents the continued Operation of a Plant by the USEC Companies, (v) that the Operating Margin of USEC Inc. is less than 10% in a twelve consecutive month period, (w) that the long-term corporate credit rating of USEC Inc. is, or is reasonably expected in the next twelve months to be, downgraded below an investment grade rating, (x) the Operating Interest Coverage Ratio of USEC Inc. is less than 2.5x in a twelve consecutive month period, (y) a decrease in annual worldwide demand for Separative Work Units to less than 28 million

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Separative Work Units, or (z) a decrease in the average price for long-term firm contract delivery of Separative Work Units to less than $80 per Separative Work Unit (in 1998 dollars). For purposes of this paragraph, (i) "Operating Margin" shall mean (x) earnings plus interest and taxes divided by (y) total revenue, (ii) "Operating Interest Coverage Ratio" shall mean (x) earnings plus interest and taxes divided by (y) gross interest expense. Nothing contained in this Agreement shall be construed to modify any obligation that USEC or the USEC Companies may have with respect to the Plants under the Lease Agreement between USEC and the Department of Energy dated as of July 1, 1993, as amended, or under any state or federal law, rule, regulation, order or permit applicable thereto.

                        (d) USEC's Strategic Plan dated September 1997 and adopted by the Board in January 1998 (the "Strategic Plan") contemplates certain reductions in the workforce at the Plants through USEC Inc.'s fiscal year 2000. To the extent commercially practicable, the USEC Companies shall (i) take steps reasonably calculated in good faith to ensure that workforce reductions at the Plants through USEC Inc.'s fiscal year 2000 are conducted in a manner consistent with the Strategic Plan, do not exceed 500 employees, and are effected in substantially equal parts in each of USEC Inc.'s fiscal years 1999 and 2000, (ii) in each of USEC Inc.'s fiscal years 1999 and 2000, seek to achieve such workforce reductions through a program of voluntary separation before instituting a program of involuntary separation, (iii) with respect to such workforce reductions, provide benefits and take other measures to minimize workforce disruptions that are no less favorable to the workforce than would have been the case prior to the privatization of USEC and that are in accordance with the agreement between USEC and the Department of Energy concerning worker assistance to be entered into prior to the Closing. The foregoing provisions (w) shall not be construed to limit employee terminations for cause or workforce reductions through normal employee attrition, (x) shall be subject to any applicable collective bargaining agreements involving the Plants' workforce, (y) shall not be construed to create any third-party beneficiary rights, (z) shall terminate on the second anniversary of the date of this Agreement.

                        (e) From the Closing until the third anniversary of the Closing, the USEC Companies shall not grant any option, right or warrant to purchase, acquire, or otherwise receive any direct or indirect interest in, or economic benefit from, any shares of the stock of USEC Inc. or any securities convertible into or exercisable or exchangeable for the stock of USEC Inc., either through any bonus, profit sharing, compensation, severance, stock option, stock appreciation right, stock purchase agreement, retirement, deferred compensation, employment, or other employee benefit agreement, plan, or other arrangement for the benefit or welfare of any director, officer or employee of the USEC Companies or otherwise, unless such grant is made pursuant to an agreement, plan or other arrangement that has been validly approved by the shareholders of USEC Inc. at a meeting held at least 180 days after the Closing.

                        (f) From the Closing until 180 days after the Closing, the USEC Companies shall not (1) adopt any new, or amend any existing, compensation, employment or consulting agreements or arrangements for the benefit or welfare of any person who is listed as an Executive

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Officer in USEC Inc.'s Registration Statement on Form S-1, or (2) increase the compensation or fringe benefits of any such person as in effect as of the Closing.

                        (g) USEC and the USEC Companies shall enter into agreements with each of their respective officers and directors, under which each such officer and director shall agree not to, and to use his or her best efforts to cause members of his or her respective immediate family not to, purchase shares of the Common Stock of USEC Inc. or otherwise acquire or receive any direct or indirect interest in, or economic benefit from, any shares of the Common Stock of USEC Inc. or any securities convertible into or exercisable or exchangeable for the Common Stock of USEC Inc. during a period from the Closing until 180 days after the Closing. Copies of all such agreements shall be provided to Treasury at least 5 business days prior to the Closing.

                        (h) From the Closing until the second anniversary of the Closing, the USEC Companies shall not hire, contract with, or provide compensation, employment, or other arrangements for the benefit of (i) persons who are or have been members of the Board of USEC on or prior to the date of this Agreement, or (ii) entities in which such persons have a direct or indirect material interest; provided, however, that this Section 1(h) shall not be construed to limit or alter rights of indemnification or contribution provided by any written agreements in effect on the date of this Agreement. For purposes of this Section 1(h), the parties intend that the term "direct or indirect material interest" shall be construed with reference to Item 404(a) of SEC Regulation S-K (17 C.F.R. Section 229.404(a)) and the Instructions thereunder.

                        (i) For a period of two years after the Closing, the USEC Companies shall not engage, hire, contract with, or provide compensation, employment or other arrangement for the benefit of the financial advisors or law firms that advised the USEC Board of Directors as to the manner and method of transfer of the United States Government's interest in USEC to the private sector without the approval of the Board of Directors of USEC Inc.; provided, however, that this provision shall take effect with respect to each such advisor or law firm only after the expiration of the terms of their respective contracts that are in effect on the date hereof; and provided further, that nothing in this provision shall act to amend, waive or cancel existing contractual limitations on the provision of services to the USEC Companies by such advisors or law firms.

            2. Cooperation. The USEC Companies shall provide the Treasury and any other agencies or instrumentalities of the United States Government with such assistance and information, books, records and other material documents of USEC existing on the Closing ("Records"), without charge, as may be reasonably requested by such parties in connection with (i) claims relating to the period prior to the Closing for which the United States Government may have liability, or (ii) the privatization of USEC. Such cooperation shall be provided to the requesting party promptly upon its request and shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The USEC Companies shall retain all Records for a period of six (6) years following the Closing.


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            3. Governing Law; Consent to Jurisdiction. This Agreement, and the
rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, federal law and not the law of any state or locality. USEC, the USEC Companies and the Treasury hereby irrevocably and unconditionally consent and submit to and waive any objection to the personal and subject matter jurisdiction of, and venue in, the United States District Court of the District of Columbia or the United States Court of Federal Claims in any action or preceding arising out or relating to this Agreement. USEC, the USEC Companies and Treasury agree that such jurisdiction and venue shall be exclusive with respect to any such action or proceeding brought by it hereunder. USEC, the USEC Companies and Treasury consent to the service of copies of the summons and complaint and any other such process which may be served in any such action or proceeding by certified mail, return receipt requested, or by any other method permitted by law.

            4. Amendment; Waiver. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any failure by USEC or the USEC Companies to comply with any obligation, covenant or agreement herein may be waived by Treasury, and any failure by Treasury to comply with any obligation, covenant or agreement herein may be waived by USEC or USEC Inc.; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition by a party hereto shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by any other party hereto.

            5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the specific subject matter hereof.

            6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

            7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

               If to Treasury:

                           Department of the Treasury
                           1500 Pennsylvania Avenue, N.W.
                           Washington, D.C.  20220
                           Attention:  Assistant Secretary (Financial Markets)



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               If to USEC or the USEC Companies:

                           United States Enrichment Corporation
                           2 Democracy Center
                           6903 Rockledge Drive
                           Bethesda, MD  20817
                           Attention:  General Counsel

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

            8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized representative, all as of the day and year first above written.


                                THE UNITED STATES OF AMERICA, acting through the Secretary of the Treasury, through his duly authorized designate



                                 By:
                                     --------------------------------------

                                 Name:
                                       ------------------------------------

                                 Title:
                                        -----------------------------------



                                 UNITED STATES ENRICHMENT CORPORATION,
                                 a federally chartered corporation



                                 By:
                                     --------------------------------------

                                 Name:
                                       ------------------------------------

                                 Title:
                                        -----------------------------------

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                                 UNITED STATES ENRICHMENT CORPORATION,
                                 a Delaware corporation



                                 By:
                                     --------------------------------------

                                 Name:
                                       ------------------------------------

                                 Title:
                                        -----------------------------------


                                 USEC INC., a Delaware corporation



                                 By:
                                     --------------------------------------

                                 Name:
                                       ------------------------------------

                                 Title:
                                        -----------------------------------


                                 USEC SERVICES CORPORATION, a Delaware
                                 corporation



                                 By:
                                     --------------------------------------

                                 Name:
                                       ------------------------------------

                                 Title:
                                        -----------------------------------

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